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                                                                   EXHIBIT 10(i)


























                       AGREEMENT WITH (n,p) ENERGY, INC.




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                                 BASIC AGREEMENT




 1. This is an agreement between (n,p) Energy, Inc. (NPE) of Albuquerque, New Mexico, and Innova Pure Water, Inc. (IPW) of Clearwater, Florida, for development of products and to safeguard proprietary information which has been and will be transferred in the future between the two parties. NPE and IPW will be responsible for the control and further dissemination of the technology into their respective companies and to such third parties as jointly agreed upon.

         1.1. Unless otherwise provided by written consent, no information will be transferred to a third party which has not entered into a confidentiality agreement containing, as a minimum the same terms in the attached Nondisclosure Agreement.

         1.2. It is further agreed that the principals and/or officers who signed the attached Nondisclosure Agreement may disseminate the information within their companies on a need-to-know basis following receipt of a signed copy of the attached Nondisclosure Agreement by the second party to this agreement from each individual receiving the information.

         1.3. Unless otherwise agreed to, the information transmitted to third parties will be in the form of application data and such peripheral knowledge as may be required to generate confidence in the product and/or technology to provide incentive to the third party to fund development of marketable products containing such technology, or to obtain financing as well as to obtain the necessary agency or government approvals to market products embracing the transferred technology.

2. Both parties agree that this document supersedes previous agreements entered into between NPE and IPW.

3.       IPW represents that it:

         3.1. Has current patents, or patents pending, for technology developed for water treatment for the purpose of human consumption; and,

         3.2. Will not, for the period during which collective effort is being put forth, or products employing the transferred polymer technology are in development and for a period of five years thereafter, enter into any contractual relationship --

                  3.2.1.   With the Los Alamos National Laboratory (LANL); or,

                  3.2.2. With any company with which NPE is currently discussing a strategic alliance, option or agreement; and,


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                                BASIC AGREEMENT


         3.3. Will not directly contact, deal or communicate with an individual or third party which has been introduced by NPE (e.g., other strategic partners) or by associate companies of NPE without written authorization from the President or Chairman of the Board of NPE; and,

         3.4. Shall make no attempt to circumvent the technology transferred or to utilize the product or market knowledge brought to IPW as a result of this agreement; and,

         3.5. Will report immediately any attempts at circumvention, or subversion of which IPW shall become aware, as well as any license infringements to the transferred technology that may take place.

 4.      NPE represents that it:

         4.1. Has received, or will seek, the exclusive license for Polymer FiltrationTM technology developed by LANL suitable for treatment of water for human consumption at the in-feed, and beyond, of industrial facilities, offices, municipal buildings, and households as well as products for use by the individual for the purpose of the removal of heavy metals (e.g., lead, arsenic) and radioactive metals, which would subsequently be sub-licensed to IPW under terms herein set forth, and,

         4.2. Will not for the period during which collective effort is being put forth, or products employing the transferred technology are in development, and for a period of five years thereafter, enter into any contractual relationship with a company:

                  4.2.1. In direct competition with IPW products in the area of treatment of water for human consumption at the in-feed, and beyond, of industrial facilities, offices, municipal buildings, and households as well as products for use by the individual for the purpose of the removal of heavy metals (e.g., lead, arsenic) and radioactive metals; or,

                  4.2.2. With whom IPW has a strategic alliance in the area of treatment of water for human consumption at the in-feed, and beyond, of industrial facilities, offices, municipal buildings, and households as well as products for use by the individual for the purpose of the removal of heavy metals (e.g., lead, arsenic) and radioactive metals; and,

         4.3. Will not directly contact, deal or communicate with an individual or third party which has been introduced by IPW (e.g., IPW's other strategic partners); without written authorization from the President or Chairman of the Board of IPW; and,




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                                BASIC AGREEMENT


         4.4. Shall make no attempt to circumvent the technology transferred or to utilize the product or market knowledge brought to NPE as a result of this agreement; and,

         4.5. Will report immediately any attempts at circumvention, or subversion of which NPE shall become aware, as well as any patent infringements to the transferred technology that may take place.

 5. Both parties acknowledge that they will diligently pursue the testing, development, production, and commercialization of products employing the NPE/IPW technologies. As a minimum, agreements for product development and commercialization will include:

         5.1. NPE will issue a sub-license granting IPW rights to use Polymer FiltrationTM technology specific to the following field-of-use (FOU):

                  5.1.1. Treatment of water for human consumption at the in-feed, and beyond, of industrial facilities, offices, municipal buildings, and households as well as products for use by the individual for the purpose of the removal of heavy metals (e.g., lead, arsenic) and radioactive metals.

                  5.1.2. The sub-license would be applicable to the following countries:

                           5.1.2.1.   United States,

                           5.1.2.2.   Canada,

                           5.1.2.3. Elected countries within the European Patent Organization (EPO), and,

                           5.1.2.4.   Japan.

         5.2. NPE will issue a license granting IPW rights to NPE know-how for polymer technology specific to the FOU and applicable to all countries other than the United States, Canada, EPO, Japan, Mexico and Southeast Asia.

         5.3. The products employing the subject technology may be used within the defined FOU, either as initially conceived by the patents licensed, with NPE know-how, or with a new patented technology developed though the combining of technology between NPE and IPW. If shared technology results in a new patented technology, NPE and IPW both own rights to the invention and both share in the revenues as delineated in paragraph 11.1.

         5.4.     NPE will work in good faith with the University of California
                  (UC) to modify its current license to cover cost recover if there is independent


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                                 BASIC AGREEMENT



                  litigation in which UC does not participate in the prosecution or defense of patent infringement against Polymer FiltrationTM technology patents. The license between NPE and IPW will need to incorporate any approved modifications. This includes:

                  5.4.1.   Right to chose own attorney;

                  5.4.2. Profit sharing less reasonable costs for prosecuting patent infringement

         5.5. Based on results of discussions with UC on patent right litigation, 50% of the reasonable costs of defense or litigation for defending or prosecuting patent infringements against Polymer FiltrationTM technology patents will be credited from profit sharing due during the period of litigation. In addition, 50 % of recovered damages will be considered part of the total revenue stream for purposes of profit sharing.

         5.6. Should the patent for US Patent Application number 08/453,406 and US Patent Application number 08/454,451 be overturned, the profit sharing payment will be re-negotiated.

         5.7.     Both NPE and IPW --

                  5.7.1. Retain their current protected positions for patents, developments, applications and know-how developed in conjunction with their respective current technologies;

                  5.7.2. will have joint ownership of patentable new inventions combining the NPE's patented polymer technology and IPW's patented water filtration technology; and,

                  5.7.3. will equally share patent costs for new patentable inventions derived from combining NPE/IPW know-how and technology. Either party may exercise the option to not participate in the patent process and forego their ownership rights for the specific invention.

         5.8. NPE will make best efforts to provide IPW with polymer information and performance information. IPW will make best efforts to provide NPE with water treatment information and performance information for its patented technology. Neither party will provide indemnification to the other party for losses resulting from any claims. Both parties agree to carry product liability insurance.

         5.9. Termination will automatically occur with the expiration of the last relevant patent.


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                                 BASIC AGREEMENT

     5.10. Should the NPE license with UC be in jeopardy of termination for through no fault of IPW, IPW may enter into direct negotiations with UC to protect IPW's investment and interest.

     5.11. NPE will notify UC of the sub-license agreement with IPW within 30 days after execution of the agreement.

     5.12. As required, NPE will make the necessary disclosures to NSF and other governmental agencies that may have a regulatory responsibility.

     5.13. IPW will provide to NPE a business plan for the FOU which outlines:

           5.13.1.  Current strategic partners,

           5.13.2. Authorized distribution including any geographic and/or commercial exclusions,

           5.13.3. Anticipated net sales: "net sales" defined as invoiced sales or services less the following deductions where applicable:
                    a) sales returns; b) allowances; c) trade discounts; d) sales and excise taxes; and, f) duties and tariffs from integrated products for the first five years in the following format:

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Year           Low Estimate (SM)          Best Estimate (SM)          High Estimate (SM)
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1
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2
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3
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4
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5
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6.       IPW will devote reasonable efforts to support capitalization of NPE through assistance with business plans and introduction to investment groups or individuals.

7. NPE has assignability option to associated NPE companies with written approval from 19W. IPW has assignability option to associated IPW companies with written approval from NPE.

8.       The anticipated plan for development is:

         8.1.     Existing State of Technology

         8.2.     Phase 1 (estimated cost $80K, NPE)

                  8.2.1.   Proof of principle for exit filter for the removal of




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                                 BASIC AGREEMENT


                           8.2.1.1.    Lead, and

                           8.2.1.2.    Radioactive metals

         8.3.     Phase 2 (estimated cost $400K, NPE)

                  8.3.1.   Development of useable product for IPW exit filter

                           8.3.1.1.    Doesn't wash off (i.e., permanently
                                       bound)

                           8.3.1.2. Shows enhanced performance over current methodology

                           8.3.1.3. Performance comparisons, covalent bonding or grafting technology, basic production methodology

                           8.3.1.4.    Cost effective

                  8.3.2.   Apply to product form

                           8.3.2.1. Take an existing product format and dose it to remove Pb at least 90% over 50 gallons or water.

                           8.3.2.2. Should include tool-up costs for pilot scale operation.

         8.4.     Phase 3 (estimated cost $30K, NPE)

                  8.4.1.   Testing

                           8.4.1.1.     Performance Testing,
                           8.4.1.2.     Market evaluation, and
                           8.4.1.3.     NSF certification.

         8.5.     Tooling and Production

         8.6.     Launch Product

9. IPW will work with its strategic alliance partners to find NPE during application development and product testing.

         9.1.     Direct Costs
         9.2.     Burdened labor rates



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                                 BASIC AGREEMENT


 10.     NPE will provide polymer

         10.1.    Direct costs plus a
         10.2.    6.67% fee.

11.      Profit sharing and fees:

         11.1.    Profit sharing is defined as:

                  11.1.1. For products in the IPW/NPE markets (e.g., removal of radioactive impurities in the Ukraine), NPE and IPW equally share the profits.

                  11.1.2. For products in the IPW /Strategic Alliance partnership markets (e.g., Rubbermaid), NPE will receive 1.5 % of net sales with NPE incorporated polymers.

                  11.1.3. For products in the IPW markets (e.g., WaterWay), NPE will receive 3 % of total revenue of net sales with NPE incorporated polymers.

         11.2. At delivery of proof of principal results outlined in Phase IPW will pay a $5,000 portion of the sub-licensee fee to NPE with a balance due of $20,000 upon commitment to proceed by a strategic alliance partner or within six months after delivery of proof-of-principle.

         11.3. In calendar year 1999, IPW will guarantee a minimum profit share of $150,000 payable on revenue received within 30 days of the end of each quarter or give up the exclusive rights, thereto.

         11.4. In calendar year 2000 and thereafter, IPW will guarantee a minimum profit share of $300,000, payable on revenue received within 30 days of the end of each quarter, or give up the exclusive rights thereto.

12. The costs and income of both parties may be inspected on the books of another by an independent auditor acceptable to both parties relevant to this agreement.

13. The sub-license will include mandatory pass-down clauses from the NPE/UC license agreements.

14. This Letter of Intent constitutes and represents the full and complete understanding between the parties.



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                                 BASIC AGREEMENT


15.      This agreement will be governed under the Laws of the State of Florida.



Attachment:

         Nondisclosure Agreement



-----------------------------                  ------------------------------
John K. Nohren, Jr.                            Patricia Robinson
Chairman                                       President
Innova Pure Water, Inc.                        (n,p) Energy, Inc.